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                                                                    EXHIBIT 10.5

                      AMENDED AND RESTATED VOTING AGREEMENT

                  This AMENDED AND RESTATED VOTING AGREEMENT (this "Agreement") dated as of February 6, 2004, among the Parties signatory hereto (the "Parties"). Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Purchase Agreement (as defined below).

                  WHEREAS, Halsey Drug Co., Inc., a New York corporation (the "Company"), has entered into the Debenture and Share Purchase Agreement dated of even date herewith (the "Purchase Agreement"), by and among the Company, Care Capital Investments II, LP ("Care Capital"), Essex Woodlands Health Ventures V, L.P. ("Essex"), Galen Partners III, LP ("Galen") and other signatories thereto, providing for the issuance by the Company of Convertible Senior Secured Debentures (the "2004 Debentures") in the aggregate principal amount of up to $14 million; and

                  WHEREAS, the 2004 Debentures are convertible into Series A Preferred in accordance with the terms of the Purchase Agreement; and

                  WHEREAS, the Company has entered into the Debenture Conversion Agreement dated of even date herewith (the "Conversion Agreement") by and among the Company, Care Capital, Essex, Galen and the other holders of the Company's 5% Convertible Senior Secured Debentures due March 31, 2006 (the "Outstanding Debentures"), providing for the conversion of all Outstanding Debentures into classes of Series B Preferred and/or Series C Preferred; and

                  WHEREAS, the Company's Certificate of Incorporation currently does not have authorized the Series A Preferred, Series B Preferred or Series C Preferred (collectively, the "Preferred Shares") for issuance upon conversion of the 2004 Debentures and the Outstanding Debentures pursuant to the terms of the Purchase Agreement and the Conversion Agreement, respectively; and

                  WHEREAS, the Preferred Shares are to be convertible into the Company's Common Stock, $.01 par value per share, (the "Common Stock") as provided in the Purchase Agreement and the Conversion Agreement; and

                  WHEREAS, the Company does not have enough authorized and unreserved shares of its Common Stock available for issuance upon the conversion of the Preferred Shares; and

                  WHEREAS, the Parties contemplate that upon the conversion of the 2004 Debentures into Series A Preferred and the exchange of the Outstanding Debentures for Series B Preferred and/or Series C Preferred, the holders of such Preferred Shares shall have the right to vote as part of the single class with all holders of the Company's Common Stock and other voting security holders on an as converted basis; and

                  WHEREAS, the Company desires to amend and restate its Certificate of Incorporation to provide for (a) the authorization and creation of each of the class of Series A

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Preferred, Series B Preferred and Series C Preferred having the rights and preferences provided in the Company's Amended and Restated Certificate of Incorporation appended as an Exhibit to each of the Purchase Agreement and the Conversion Agreement and (b) the increase in the number of shares of Common Stock in order to reserve a sufficient number of shares for issuance upon the conversion of the Preferred Shares; and

                  WHEREAS, as additional consideration for the investment by Care Capital, Essex and Galen in the Debentures, the Parties intend that so long as each such party shall remain a holder of the Minimum Threshold (as hereinafter defined) of Series A Preferred, the Parties desire to vote their Securities (as defined below) in such a manner so as to elect a Care Capital nominee, an Essex nominee, a Galen nominee and a collective nominee of each of Care Capital, Essex and Galen, to the Board of Directors of the Company.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Parties hereto agree as follows:

                  1. Amendment to Company's Certificate of Incorporation. At the Company's next upcoming meeting of Shareholders, each Party hereto will vote all (x) shares of Common Stock, (y) 5% Convertible Senior Secured Debentures issued pursuant to that certain Debenture and Warrant Purchase Agreement dated March 10, 1998 between the Company and the purchasers listed on the signature page thereto, as amended (the "1998 Debentures"), and (z) 5% Convertible Senior Secured Debentures issued pursuant to that certain Debenture and Warrant Purchase Agreement dated May 26, 1999 between the Company and the purchasers listed on the signature page thereto, as amended (the "1999 Debentures"), then owned by such Party in favor of the following proposed amendments to the Company's Certificate of Incorporation:

                  (a) Increasing the number of shares of the Company's Common Stock authorized for issuance from 80,000,000 to 650,000,000 shares;

                  (b) Providing authorization to issue up to 45,000,000 shares of Series A Preferred having the rights and preferences provided in the Amended and Restated Certificate of Incorporation attached as Exhibit D to the Purchase Agreement;

                  (c) Providing authorization to issue up to 25,000,000 shares of Series B Preferred having the rights and preferences provided in the Amended and Restated Certificate of Incorporation attached as Exhibit A to the Conversion Agreement; and

                  (d) Providing authorization to issue up to 220,000,000 shares of Series C Preferred (consisting of up to 70,000,000 shares of Series C-1 Preferred, 50,000,000 shares of Series C-2 Preferred and 100,000,000 shares of Series C-3 Preferred) having the rights and preferences provided in the Amended and Restated Certificate of Incorporation attached as Exhibit A to the Conversion Agreement.

                  2. Election of Director Nominees. Commencing upon the Company's next

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upcoming meeting of shareholders, each Party and Care Capital, Essex and Galen
(each of Care Capital, Essex and Galen being referred to herein as a "Designating Party") agree as follows:

                  (a) Each Party holding Common Stock, 1998 Debentures, 1999 Debentures, Series A Preferred, Series B Preferred and Series C Preferred (collectively, the "Securities") shall vote its Securities, and take or cause to be taken such other actions, as may be required from time to time to (i) ensure that the Board of Directors consists of no more than seven directors, and (ii) elect to the Board of Directors of the Company (A) one person designated by each Designating Party, (B) one person designated collectively by Care Capital, Essex and Galen by consent of at least two (2) of such three (3) entities (the "Group Designating Party") (C) one person who shall be the Chief Executive Officer of the Company, and (D) two persons who shall be independent directors (as defined in Rule 4200(a)(15) of the National Association of Securities' Dealers Listing Standards, as may be modified or supplemented) nominated and elected to the Board of Directors by the then current directors. Without limiting the generality of the foregoing, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders and debentureholders of the Company called for the purpose of electing directors of the Company, and at any time at which the shareholders and debentureholders of the Company have the right to elect directors of the Company, in each such event, each Party shall vote all Securities owned by them (or shall consent in writing in lieu of a meeting of shareholders and debentureholders of the Company, as the case may be), or take such other actions as shall be necessary, to elect the Designating Party's designee and the Group Designating Party's designee as a director of the Company in accordance with the preceding provisions of this Section 2(a);

                  (b) Each Party shall take all actions necessary to remove forthwith the director designated by a Designating Party or the Group Designating Party when such removal is requested for any reason, with or without cause, by such Designating Party or the Group Designating Party. In the case of the death, resignation or removal as herein provided of a Designating Party's designee or the Group Designating Party's designee, each Party shall vote all Securities held by it to elect another person designated by such Designating Party or the Group Designating Party pursuant to Section 2(a);

                  (c) Each Party hereby agrees that it will not vote any of its Securities in favor of the removal of any director that shall have been designated by a Designating Party or the Group Designating Party, unless the Designating Party or the Group Designating Party that has designated such director shall have consented to such removal in writing.

                           In the event that any Party shall fail to vote the Securities held by it in accordance with Section 2(a) and (b), such Party shall, upon such failure

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                           to so vote, be deemed immediately to have granted to
                           each Designating Party or the Group Designating Party, as applicable, a proxy to vote its Securities solely for the election of the nominee of such Designating Party or the Group Designating Party, as applicable, or the removal of such Designating Party's or the Group Designating Party's designated director, as the case may be. Such Party acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed;

                  (d) No Party shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Securities held by such Party, or enter into any shareholder agreement or arrangement of any kind with any person with respect to the Securities held by such person that is, in either case, inconsistent with the terms of this Agreement (whether or not such agreement and arrangement was or is with other shareholders of the Company that are or are not parties to this Agreement);

                  (e) The Company shall take, or cause to be taken, such actions as may be required from time to time to establish and maintain executive, audit and compensation committees of the Board of Directors, as well as such other committees of the boards of directors of the Company as the Board of Directors shall determine, having such duties and responsibilities as are customary for such committees. The designees of each Designating Party and the Group Designating Party shall be, if so requested by such Designating Party or the Group Designating Party, in its sole discretion, a member of each such committee; and

                  (f) The rights and obligations provided in this Section 2 shall be applied separately for each Designating Party and for the Group Designating Party. The rights of a Designating Party shall terminate on the date such Designating Party ceases to be a holder of the Minimum Threshold (but only after the conversion of the 2004 Debentures). The right of a Designating Party to be a member of the Group Designating Party shall terminate on the date such Designating Party ceases to be a holder of the Minimum Threshold (but only after the conversion of the 2004 Debentures). For purposes hereof, "Minimum Threshold" shall mean at least 50% of the shares of Series A Preferred issued to such Designating Party upon conversion of its 2004 Debentures (or at least 50% of the shares of Common Stock issued upon conversion thereof).

                  3. Liability. No Party who shall vote or consent or withhold consent or make a request with respect to any Securities subject to this Agreement on, to or from any matter in compliance with the terms hereof that shall, as a result of any such vote or consent or withholding of consent or making of a request, have any obligation or liability to any other Party (whether such other Party shall also vote or consent or withhold consent or make a request with

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respect to any Securities, then subject to this Agreement).

                  4. Certain Remedies. Without intending to limit the remedies available to any of the Parties, each Party agrees that damages at law will be an insufficient remedy in the event such Party violates the terms hereof or the powers granted hereunder and each of the Parties hereto further agrees that each of the other Parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such Party's agreements or the powers granted hereunder set forth herein.

                  5. Representations. Each Party represents and warrants to each other Party that this Agreement is its legal, valid and binding obligation, enforceable against such Party in accordance with its terms, and will not result in any (a) violation or breach of, or be in conflict with, each Party's respective organizational documents or material contracts, or (b) violation of any statutes, laws, rules, regulations, orders or judgments applicable to such Party.

                  6. Transfer of Securities. Except as otherwise set forth in the Transaction Documents (as defined in the Purchase Agreement), nothing shall prohibit or in any manner restrict any Party's ability to freely transfer, assign, convey, or otherwise dispose of or convert its Securities; provided, that upon the transfer, assignment, conveyance or disposition of any Securities by a Party, such transferring Party shall cause the transferee to which the Securities are transferred, assigned, conveyed or otherwise disposed to agree to be bound by the terms hereof (unless such transfer is made pursuant to an effective registration agreement under the Securities Act or through a broker pursuant to Rule 144).

                  7. Term. Except as provided in Sections 2(f) and 6 hereof, this Agreement and the Parties' obligations hereunder shall continue in effect for so long as any of Care Capital, Essex or Galen owns the Minimum Threshold.

                  8. Amendment. Any term of this Agreement or the powers granted hereunder may be amended and the observance of any such term or power may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of a majority of the Securities then subject to this Agreement, which majority must include each of Care Capital, Essex and Galen so long as it owns the Minimum Threshold.

                  9. Binding Effect. (a) This Agreement and the powers granted hereunder shall be binding upon, and shall inure to the benefit of, Care Capital, Essex and Galen and the Parties.

                  (b) Nothing in this Agreement or the powers granted hereunder shall obligate any Party hereto, in his or her capacity as an employee, officer or director of the Company or any of its subsidiaries, to take or refrain from taking any action in any such capacity or shall otherwise affect the rights or obligations of any such party in any such capacity.

                  10. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified,

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return receipt requested, to the address for each Party as provided on the signature pages hereto, or to such other address as any such Party shall designate in writing. Any such notice, demand or communication shall be deemed to have been given (a) on the date of delivery, if delivered personally, (b) on the date of facsimile transmission, receipt confirmed, (c) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (d) five business days after the date of mailing, if mailed.

                  11. Miscellaneous. The section headings herein are inserted for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement and the powers granted hereunder contain the entire agreement among the Parties hereto with respect to the matters contemplated herein. If for any reason any provision hereof shall be invalid, unenforceable or inoperative, the validity and effect of the other provisions hereof shall not be affected herein. This Agreement may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective as to each signatory hereto upon the execution and delivery hereof by such signatory. This Agreement and the powers granted hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                  12. Board Observers. So long as Galen has the right to designate a director pursuant to Section 2(a) hereof, the Company will permit one observer selected by Galen to attend all meetings of the Board of Directors of the Company, and shall provide such observer with such notice and other information with respect to such meetings as are delivered to the directors of the Company; provided, that such observer shall not be permitted to attend any meeting or portion thereof or have access to such other information if, in the judgment of the Company under advice of counsel, such observer's presence or receipt of such information would adversely affect attorney-client privilege with respect to such meeting or information.

                  13. Termination of Original Agreement. The Parties acknowledge and agree that this Agreement is entered into in replacement of that certain Voting Agreement dated December 20, 2002 between the Company and the other Parties that are party thereto (the "Original Agreement"), and that upon effectiveness of this Agreement, the Original Agreement shall be terminated and no further legal force or effect.

                            [SIGNATURE PAGES FOLLOW]

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         IN WITNESS WHEREOF, each of the Parties hereto has executed this
Agreement on the date first above written.

                                          HALSEY DRUG CO., INC.

                                          By:____________________________
                                             Name:
                                             Title:

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GALEN PARTNERS III, L.P.                   ORACLE STRATEGIC PARTNERS, L.P.
By: Claudius, L.L.C., General Partner      By: Oracle Strategic Capital L.L.C.,
610 Fifth Avenue, 5th Fl.                  General Partner
New York, New York  10019                  200 Greenwich Avenue
                                           3rd Floor
                                           Greenwich, Connecticut 06830

_______________________________________    _____________________________________
By: Srini Conjeevaram                      By: Joel Liffmann
Its: General Partner                       Its: Authorized Agent

GALEN PARTNERS INTERNATIONAL, III, L.P.    CARE CAPITAL INVESTMENTS II, LP
By: Claudius, L.L.C., General Partner      By: Care Capital II, LLC, as general
610 Fifth Avenue, 5th Floor                partner
New York, New York  10020                  47 Hulfish St., Suite 310
                                           Princeton, NJ 08542

_______________________________________    By:  ____________________________
By: Srini Conjeevaram                      Name:  David R. Ramsay
Its: General Partner                       Title: Authorized Signatory

GALEN EMPLOYEE FUND III, L.P.              ESSEX WOODLANDS HEALTH
By: Wesson Enterprises, Inc.               VENTURES V, L.P.
610 Fifth Avenue, 5th Floor                190 South LaSalle Street, Suite 2800
New York, New York 10020                   Chicago, IL 60603

_______________________________________    _____________________________________
By: Bruce F. Wesson                        By: Immanuel Thangaraj
Its: General Partner                       Its: Managing Director

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ALAN SMITH                                 PATRICK COYNE
21 Bedlow Avenue                           800 Merion Square Road
Newport, Rhode Island  02840               Gladwyne, Pennsylvania 19035

_______________________________________    _____________________________________

MICHAEL WEISBROT                           SUSAN WEISBROT
1136 Rock Creek Road                       1136 Rock Creek Road
Gladwyne, Pennsylvania  19035              Gladwyne, Pennsylvania  19035

_______________________________________    _____________________________________

GREG WOOD                                  DENNIS ADAMS
1263 East Calavera Street                  120 Kynlyn Road
Altadena, CA 91001                         Radnor, Pennsylvania 19312

_______________________________________    _____________________________________

STEFANIE HEITMEYER                         BERNARD SELZ
17759 Road, Route 66                       600 Fifth Avenue, 25th Floor
Fort Jennings, Ohio 45844                  New York, New York 10020

_______________________________________    _____________________________________

PETER CLEMENS                              ROGER GRIGGS
c/o Halsey Drug Co., Inc.                  c/o Tom Jennings
695 North Perryville Rd.                   7300 Turfway Road
Crimson Building #2                        Suite 300
Rockford, Illinois  61107                  Florence, KY 41042

_______________________________________    _____________________________________

VARSHA H. SHAH                             HEMANT K. SHAH
29 Chrissy Drive                           29 Chrissy Drive
Warren, New Jersey  07059                  Warren, New Jersey  07059

_______________________________________    _____________________________________

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VARSHA H. SHAH AS CUSTODIAN                VARSHA H. SHAH AS CUSTODIAN
FOR SACHIN H. SHAH                         FOR SUMEET H. SHAH
29 Chrissy Drive                           29 Chrissy Drive
Warren, New Jersey  07059                  Warren, New Jersey  07059

_______________________________________    _____________________________________
By: Varshah H. Shah                        By: Varshah H. Shah
Its: Custodian                             Its: Custodian

MICHAEL RAINISCH                           ILENE RAINISCH
c/o Alvin Rainisch                         c/o Alvin Rainisch
300 Flower Lane                            300 Flower Lane
Morganville, New Jersey  07751             Morganville, New Jersey  07751

_______________________________________    _____________________________________

KENNETH GIMBEL, IRA ACCOUNT                KENNETH GIMBEL
FBO KENNETH GIMBEL                         2455 Montgomery Avenue
2455 Montgomery Avenue                     Highland Park, Illinois  60035
Highland Park, Illinois  60035

_______________________________________    _____________________________________
By: __________________________
Its: Trustee

JESSICA K. CLEMENS                         JAKE P. CLEMENS
C/o Halsey Drug Co., Inc.                  c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                   695 North Perryville Rd.
Crimson Building #2                        Crimson Building #2
Rockford, Illinois  61107                  Rockford, Illinois  61107

_______________________________________    _____________________________________

MICHAEL REICHER TRUST
c/o Halsey Drug Co., Inc.
695 North Perryville Rd.
Crimson Building #2
Rockford, Illinois  61107

_______________________________________
By: Michael K. Reicher
Its: Trustee

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PETER STIEGLITZ                            GEORGE E. BOUDREAU
RJ Palmer LLC                              222 Elbow Lane
156 West 56th Street, 5th Floor            Haverford, PA  19041
New York, New York 10019

_______________________________________    _____________________________________

JOHN E. HEPPE, JR.
237 W. Montgomery Avenue
Haverford, Pennsylvania 19041

_______________________________________

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